Exhibit 10.1

FORM OF VOTING AGREEMENT
THIS VOTING AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into as of June 11, 2019 by and between Dassault Systèmes Americas Corp., a Delaware corporation (“Parent”), on the one hand, and the undersigned shareholder (the “Shareholder”) of Medidata Solutions, Inc., a Delaware corporation (the “Company”), on the other hand.
WHEREAS, concurrently with the execution of this Agreement, the Company, Parent, Dassault Systèmes SE, a societas Europea (European company) organized under the laws of France and 3DS Acquisition 6 Corp., a Delaware corporation (“Merger Sub”), have entered into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly owned subsidiary of Parent and each of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (“Company Common Stock” (which, for the avoidance of doubt, shall include Company RSAs)), will, subject to the terms of the Merger Agreement, be converted into the right to receive the Merger Consideration;
WHEREAS, as of the date hereof, the Shareholder is the beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) of (a) the number of shares of Company Common Stock set forth opposite the Shareholder’s name on Schedule I hereto (such shares of Company Common Stock, together with any other equity securities of the Company, the power to dispose of or the voting power over which is acquired by the Shareholder during the period from and including the date hereof through and including the Expiration Date (including, but not limited to, any shares of Company Common Stock acquired upon exercise of any Company Options and settlement of any Company RSUs, in each case, that vest before or during such period), collectively, the “Subject Shares”) and (b) shares of Company Common Stock underlying the Company Options set forth opposite the Shareholder’s name on Schedule I hereto (such Company Options, together with any other Company Options acquired by the Shareholder during the period from and including the date hereof through and including the Expiration Date, collectively, the “Subject Options”); and
WHEREAS, as a condition to and as an inducement to Parent’s willingness to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement and vote its Subject Shares as described herein.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
Section 1.Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)
“Constructive Sale” shall mean, with respect to any Subject Shares or Subject Options, a short sale with respect to such Subject Shares or Subject Options, entering into or acquiring an offsetting derivative contract with respect to such Subject Shares or Subject Options, entering into or acquiring a future or forward contract to deliver such Subject Shares or Subject Options, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Subject Shares or Subject Options.

(b)
“Expiration Date” shall mean the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VII of the Merger Agreement, (iii) a Company Board Recommendation Change to the extent permitted by, and subject to the applicable terms and conditions of, Section 6.1(c) of the Merger Agreement, and (iv) the mutual written agreement of each of the parties hereto to terminate this Agreement.

(c)
“Transfer” shall mean, with respect to any Subject Shares or Subject Options, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a Lien upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such Subject Shares or Subject Options (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Subject Shares or Subject Options, and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

SECTION 2.    Transfer of Shares.

(a)
Transfer of Shares. The Shareholder hereby agrees that at all times during the period commencing on the date hereof until the Expiration Date, the Shareholder shall not cause or permit any Transfer of any of the Subject Shares or Subject Options or discuss, negotiate or make an offer or enter into a binding agreement, commitment or other arrangement regarding any Transfer of any of such Subject Shares or Subject Options, except (i) by using Subject Shares (or effecting a “net exercise” of a Subject Option or a “net settlement” of a Company RSU) to pay the exercise price upon the exercise of a Subject Option or to satisfy any tax withholding obligation upon the exercise of a Subject Option or settlement of a Company RSU (including broker-assisted cashless exercises of Subject Options and sell-to-cover transactions), in each case as permitted pursuant to the terms of any of the Company Stock Plans, or (ii) transferring Subject Shares (x) to immediate family members, a trust established for the benefit of Shareholder and/or for the benefit of one or more members of Shareholder’s immediate family, (y) following the obtainment of the Requisite Stockholder Approval, as gifts to charitable organizations, including a donor-advised fund, or (z) upon the death of the Shareholder, provided in the case of any transfer pursuant to clause (x) or (z), such transferee takes such Subject Shares subject to the provisions of this Agreement as if such transferee were the Shareholder.

(b)
Transfer of Voting Rights. The Shareholder represents, covenants and agrees that, except for this Agreement, the Shareholder (i) has not entered into, nor shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any of the Subject Shares or Subject Options and (ii) has not granted, nor shall grant at any time while this Agreement remains in effect, a proxy (except in accordance with Section 2(c)), consent or power of attorney with respect to any of the Subject Shares or Subject Options.

(c)
Other than the granting of proxies to vote any of the Subject Shares with respect to the election of directors, ratification of the appointment of the Company’s auditors at the Company’s annual meeting or special meeting of stockholders, and other routine matters at the Company’s annual meeting or any special meeting, in either case, to the extent such matters are not (x) inconsistent with the obligations contemplated by the Merger Agreement or this Agreement or (y) related to the transactions contemplated by the Merger Agreement or this Agreement, the Shareholder shall not, directly or indirectly, grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to the voting of any of the Subject Shares.

SECTION 3.    Agreement to Vote Shares.

(a)
Voting Agreement. Until the Expiration Date, at every meeting of shareholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of shareholders of the Company with respect to any of the following, the Shareholder agrees (solely in its capacity as a shareholder of the Company) that it shall, or shall cause its nominee holder of record on any applicable record date to, (x) appear at such meeting or otherwise cause the Subject Shares that are eligible to be voted at such shareholder meeting to be counted as present thereat for purposes of establishing a quorum and (y) vote the Subject Shares that the Shareholder is eligible to vote at any applicable general or special meeting of the shareholders of the Company, or deliver a written consent in respect of the Subject Shares if action is being taken by written consent of the shareholders of the Company:

(i)
in favor of (x) adoption of the Merger Agreement and approval of the Merger and the other transactions and any other actions necessary, desirable, or reasonably requested by Parent in furtherance thereof, (y) in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions, and (z) any proposal or action in respect of which approval of the Company’s shareholders is requested that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement; and

(ii)
against (x) any proposal or action that would constitute, or could reasonably be expected to result in, a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Shareholder under this Agreement or otherwise reasonably would be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, (y) any Acquisition Proposal or any proposal relating to an Acquisition Proposal and (z) any stock purchase agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement);

provided, that the foregoing voting covenants shall apply solely to actions taken by the Shareholder in its capacity as a shareholder of the Company, and solely with respect to such matters to the extent the approval of the Company’s shareholders is required or requested of the Company’s shareholders by the Company, and the Shareholder shall not have any obligations or restrictions with respect to such matters in any other capacity or in any other context. Notwithstanding anything herein to the contrary, this Section 3 shall not require the Shareholder to be present (in person or by proxy) or vote (or cause to be voted) any of its Subject Shares to amend the Merger Agreement or take any action that could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (x) decreases the amount or changes the form of the consideration or imposes any restrictions or additional conditions on the receipt of the consideration to the stockholders of the Company or (y) is otherwise materially adverse to the Shareholder. The Shareholder shall retain at all times the right to vote its Subject Shares in its sole discretion and without any other limitation on those matters other than those set forth in clauses (i) and (ii) above that are at any time or from time to time presented for consideration to the Company’s stockholders generally. For the avoidance of doubt, clauses (i) and (ii) above shall not apply to votes, if any, solely on the election or removal of directors as recommended by the Company Board (provided such recommendation is not in violation of the terms of the Merger Agreement).
SECTION 4.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholder, and this Agreement shall not confer any right, power or authority upon Parent or any other Person (a) to direct the Shareholder in the voting of any of the Subject Shares, except as otherwise specifically provided herein, or (b) in the performance of any of the Shareholder’s duties or responsibilities as shareholders or officers or directors, as the case may be, of the Company. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require the Shareholder to exercise any option and/or other rights to purchase Company Capital Stock (including Company Options).
SECTION 5.    Solicitation. The Shareholder hereby represents and warrants that the Shareholder has read Section 5.2 of the Merger Agreement. In addition, the Shareholder, solely in the Shareholder’s capacity as a shareholder of the Company, agrees not to, directly or indirectly, take any action that would violate Section 5.2 of the Merger Agreement if the Shareholder were deemed a “Representative” of the Company for purposes of such Section 5.2 of the Merger Agreement; provided, the foregoing shall not serve to limit or restrict any actions taken by the Shareholder in any capacity other than as a shareholder of the Company, to the extent such actions are permitted or required under such Section 5.2 of the Merger Agreement.
SECTION 6.    Representations, Warranties and Other Agreements of the Shareholder. The Shareholder hereby represents and warrants to Parent as of the date hereof:

(a)
(i) the Shareholder is the beneficial owner of, and has good, valid and marketable title to, the Subject Shares and Subject Options set forth opposite its name on Schedule I, (ii) the Shareholder or its Affiliates has sole voting power, and sole power of disposition, in each case either individually or through the Shareholder’s representatives, with respect to all of his Subject Shares, (iii) the Subject Shares and Subject Options owned by the Shareholder are all of the equity securities of the Company owned, either of record or beneficially, by the Shareholder as of the date hereof (other than equity securities of the Company held in family trusts), (iv) the Subject Shares and Subject Options owned by the Shareholder are free and clear of all Liens, other than Permitted Liens, any Liens created by this Agreement, the underlying agreements pursuant to which such shares were issued or as imposed by applicable securities Laws and (iv) the Shareholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares;

(b)	the Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement applicable to the Shareholder;

(c)
the Shareholder agrees not to bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which alleges that (i) the execution and delivery of this Agreement by the Shareholder and the granting of any proxies to be delivered in connection with the execution of the Merger Agreement, or (ii) the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof;

(d)
the execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any applicable Law or any contract to which the Shareholder is a party or which is binding on the Shareholder or the Subject Shares or Subject Options, and will not result in the creation of any Lien on any of the Subject Shares or Subject Options;

(e)
this Agreement has been duly executed by the Shareholder and constitutes the valid and legally binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity;

(f)
the execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority by the Shareholder, (i) except for any applicable requirements, if any, of the Exchange Act and the HSR Act, any applicable foreign antitrust, competition or merger control applicable Laws, and any CFIUS filings and (ii) except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Shareholder of the Shareholder’s obligations under this Agreement in any material respect;

(g)
as of the date of this Agreement, there are no Legal Proceedings pending, or to the knowledge of the Shareholder, threatened against the Shareholder or any of the Shareholder’s assets or properties that would reasonably be expected to impair the Shareholder’s ability to perform the Shareholder’s obligations under this Agreement on a timely basis; and

(h)
the Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of the Shareholder contained herein.

SECTION 7.    Consent. The Shareholder on behalf of itself only consents to and authorizes the Company, Parent and their respective Affiliates (and Parent authorizes the Company and its Affiliates) to (a) publish and disclose in the Proxy Statement, any current report of the Company on Form 8-K and any other documents required to be filed with the SEC or any regulatory authority in connection with the Merger Agreement, the Shareholder’s identity and ownership of Subject Shares and Subject Options and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement (“Shareholder Information”) and (b) file this Agreement as an exhibit to the extent required to be filed with the SEC or any regulatory authority relating to the Merger. The Shareholder hereby agrees to cooperate with Parent and the Company in connection with such filings, including providing such Shareholder Information reasonably requested by Parent or the Company. As promptly as reasonably practicable, the Shareholder shall notify Parent of any required corrections with respect to any Shareholder Information supplied by the Shareholder, if and to the extent the Shareholder becomes aware that any such Shareholder Information shall have become false or misleading in any material respect.
SECTION 8.    Shareholder Capacity. To the extent that the Shareholder is an officer or director of the Company or any Subsidiaries of the Company, nothing in this Agreement shall be construed as preventing or otherwise affecting any deliberations or actions taken or not taken by the Shareholder in its capacity as an officer or director of the Company or any Subsidiaries of the Company or from fulfilling the duties and obligations of such office (including the performance of obligations required by the fiduciary duties of the Shareholder acting in its capacity as an officer or director), and none of such deliberations or actions (or determinations not to take any action) in such other capacities shall be deemed to constitute a breach of this Agreement. For the avoidance of doubt, nothing in this Agreement shall limit in any way the Company or its officers or directors from taking actions permitted or required by the Merger Agreement and Parent shall not assert any claim that any action taken by the Shareholder in its capacity as a director or officer of the Company violates any provision of this Agreement.
SECTION 9.    Legending of Shares. Until the Expiration Date, the Shareholder hereby authorizes Parent and the Company to cause each certificate evidencing the Subject Shares to bear the following legend on the face thereof (which legend shall be removed promptly upon the Expiration Date to the extent the Merger is not consummated):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING, TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN THAT CERTAIN SHAREHOLDER VOTING AGREEMENT, DATED AS OF JUNE 11, 2019, BETWEEN THE HOLDER OF THE CERTIFICATE AND DASSAULT SYSTÈMES AMERICAS CORP., AS AMENDED FROM TIME TO TIME, COPIES OF WHICH SHAREHOLDER VOTING AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF MEDIDATA SOLUTIONS, INC.”
SECTION 10.    Termination. Notwithstanding anything to the contrary provided herein, this Agreement and any undertaking or waiver granted by the Shareholder hereunder automatically shall terminate and be of no further force or effect as of the Expiration Date; provided, that upon termination of this Agreement, Parent shall take such actions as are reasonably requested by the Shareholder to remove any legend placed upon any Subject Shares pursuant to Section 9 (and to cause the return of any certificates evidencing Subject Shares to the extent provided by the beneficial owner thereof to Parent or any of its Affiliates); provided, further, however, (a) Section 11 and Section 13 shall survive any termination or expiration of this Agreement, (b) any such termination shall not relieve any party from liability for any willful breach of its obligations hereunder prior to such termination, and (c) each party will be entitled to any remedies at law or in equity to recover its losses arising from any such pre-termination willful breach of its obligations hereunder.
SECTION 11.    Appraisal Rights. The Shareholder (i) irrevocably waives and agrees not to exercise, assert or perfect any rights to appraisal with respect to any of the Subject Shares or rights to dissent from the Merger that the Shareholder may have and (ii) agrees not to commence or participate in, and will take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Guarantor, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby; provided, that the foregoing covenants shall not be deemed a consent to or waiver of any rights of the Shareholder for any breach of this Agreement by Parent or its Affiliates.
SECTION 12.    Further Assurances.

(a)
Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as any other party reasonably may deem necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.

(b)
The Shareholder agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Subject Shares or Subject Options acquired by the Shareholder after the date hereof which are not set forth on Schedule I hereto.

SECTION 13.    Miscellaneous.

(a)	Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b)
Waiver. No failure or delay by the Parent in exercising any right, power or privilege under this Agreement or applicable Law shall operate as a waiver of such rights nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege hereunder (except as otherwise specifically set forth herein).

(c)
Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provisions shall not affect the legality, validity or enforceability of the other provisions of this Agreement. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable, (i) the remainder of this Agreement will continue in full force and effect, (ii) the application of such provision to other persons or circumstances shall not be affected by such illegality, invalidity or unenforceability and (iii) the Parties will negotiate reasonably and in good faith agree to replace such illegal, invalid or unenforceable provision of this Agreement with a suitable and equitable provision that will achieve, to the extent possible, the economic, business and other intent and purposes of such illegal, invalid or unenforceable provision.

(d)
Assignment. No party may assign either this Agreement or any of its rights or interests or obligations hereunder, in whole or part, by operation of Law or otherwise, without the prior written approval of the other parties and any attempted or purported assignment or delegation in violation of this Section 13(d) shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

(e)	Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(f)
Specific Performance; Injunctive Relief. The parties agree that irreparable damage would occur to Parent in the event that any provision of this Agreement were not performed by the Shareholder in accordance with the specific terms hereof, and that Parent shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity. The Shareholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief to enforce the covenants and obligations contained herein on the basis that Parent has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and Parent shall not be required to post a bond or other security in connection with any such order or injunction.

(g)
Governing Law. This Agreement, and all Legal Proceedings arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the Transactions, shall be deemed to be made in and in all respects shall be governed by and interpreted and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof (or any other jurisdiction) to the extent that such Laws would direct a matter to another jurisdiction.

(h)
Jurisdiction and Venue. Each of the Shareholder and Parent hereby irrevocably and unconditionally (i) consents to submit to the sole and exclusive jurisdiction of the Selected Courts for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby, (ii) agrees not to commence any litigation relating thereto except in such courts, (iii) waives any objection to the laying of venue of any such litigation in such courts and (iv) agrees not to plead or claim in such courts that such litigation brought therein has been brought in any inconvenient forum. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 13(l) shall be deemed effective service of process.

(i)
Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(i).

(j)
No Agreement Until Transaction Documents Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute, or be deemed to evidence, a contract, agreement, arrangement or understanding between the parties hereto unless (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

(k)
No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

(l)
Notices. All notices and other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable internationally recognized overnight courier service, or (iii) immediately upon delivery by hand or by e-mail (so long as a receipt with respect to such e-mail is requested and received in writing), in each case to the intended recipient as set forth below:

(a)    if to Parent, to:
175 Wyman Street
Waltham, MA 02451
Attention: DS Americas General Counsel
E-mail: mark.neil@3ds.com, matthew.vittiglio@3ds.com
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention: Howard L. Ellin; Jeremy D. London
E-mail: howard.ellin@skadden.com; jeremy.london@skadden.com

(b)	If to the Shareholder: to the Shareholder’s address for notice set forth on Schedule I attached hereto:
with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, NY 10019
Attention: Warren J. Nimetz, Sheldon G. Nussbaum; Paul Jacobs
E-mail.: warren.nimetz@nortonrosefulbright.com;
sheldon.nussbaum@nortonrosefulbright.com;
paul.jacobs@nortonrosefulbright.com

and

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Michael J. Aiello
E-mail: michael.aiello@weil.com

(m)
Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as the delivery of an original. At the request of any party, the parties will confirm signatures executed by facsimile or other electronic transmission by signing a duplicate original document.

(n)
Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained or incorporated by reference into this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with its terms, including (in the case of agreements or instruments) by valid waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

DASSAULT SYSTÈMES AMERICAS CORP.

By: ___________________________________
Name:
Title:

SHAREHOLDER

___________________________________